UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 1, 2011
Date of Report (Date of earliest event reported)

KRATOS DEFENSE & SECURITY SOLUTIONS, INC.
(Exact name of Registrant as Specified in its Charter)

Delaware	0-27231	13-3818604
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4820 Eastgate Mall
San Diego, CA 92121
(Address of Principal Executive Offices) (Zip Code)

(858) 812-7300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.      Other Events.

On December 1, 2011, Kratos Defense & Security Solutions, Inc. (the “Company”) issued a press release announcing that it had repurchased in the open market from an institutional investor 2,000,000 shares of its common stock for $5.45 per share, in a block transaction in compliance with legal requirements.  The full text of the Company’s press release is attached hereto as Exhibit 99.1 and is hereby incorporated by reference into this Item 8.01.

Item 9.01.      Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release of Kratos Defense & Security Solutions, Inc., dated December 1, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 1, 2011

Kratos Defense & Security Solutions, Inc.

By:    /s/ Deborah S. Butera______________________
Senior Vice President, General Counsel &
Secretary/Registered In-House Counsel

Exhibit 99.1
FOR IMMEDIATE RELEASE	Press Contact: Yolanda White 858-812-7302 Direct Investor Information: 877-934-4687 investor@kratosdefense.com

KRATOS DEFENSE & SECURITY SOLUTIONS, INC. ANNOUNCES REPURCHASE OF 2,000,000 SHARES

SAN DIEGO, CA, DECEMBER 1, 2011 – Kratos Defense & Security Solutions, Inc. (NASDAQ: KTOS), a leading National Security Solutions provider, announced today that it has repurchased in the open market from an institutional investor 2,000,000 shares of its common stock for $5.45 per share, in a block transaction in compliance with legal requirements.

B. Riley & Co. LLC executed the repurchase of the KTOS shares on behalf of Kratos.  Bryant Riley, B. Riley’s Founder and Chairman, provides strategic advice to the Kratos management team and is directly assisting Kratos in the execution of its strategic business plan.

About Kratos Defense & Security Solutions
Kratos Defense & Security Solutions, Inc. (Nasdaq: KTOS) is a specialized National Security technology business providing mission critical products, services and solutions for United States National Security priorities.  Kratos' core capabilities are sophisticated engineering, manufacturing and system integration offerings for National Security platforms and programs.  Kratos' areas of expertise include Command, Control, Communications, Computing, Combat Systems, Intelligence, Surveillance and Reconnaissance (C5ISR), satellite communication systems, unmanned systems, cyber warfare, cyber security, information assurance, critical infrastructure security and weapons systems sustainment.  Kratos has primarily an engineering and technical oriented work force of approximately 3,900, many of which hold an active National Security clearance, including Secret, Top Secret and higher.  The vast majority of Kratos' work is performed on a military base, in a secure facility or at a critical infrastructure location.  Kratos' primary end customers are United States Federal Government agencies, including the Department of Defense, classified agencies, intelligence agencies and Homeland Security related agencies.  News and information are available at www.KratosDefense.com.

Notice Regarding Forward-Looking Statements
This news release contains certain forward-looking statements that involve risks and uncertainties, including, without limitation, statements relating the Company’s goals and prospects.  Such statements are only predictions, and the Company’s actual results may differ materially.  Investors are cautioned not to place undue reliance on any such forward-looking statements.  All such forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise these statements, whether as a result of new information, future events or otherwise.  For a discussion of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the Company’s business in general, see the risk disclosures in the Company’s Annual Report on Form 10-K for the period ended December 26, 2010, and in subsequent reports on Forms 10-Q and 8-K and in other filings made with the Securities and Exchange Commission by the Company.

This release is not an offer of securities for sale in the United States.  Securities may not be offered or sold in the United States absent registration or an exemption from registration.  Any public offering of securities to be made in the United States will be made by means of a prospectus that may be obtained from the issuer or selling security holder and that will contain detailed information about the company and management, as well as financial statements.